Exhibit 10.2

THIRD AMENDMENT TO

LOTTERY GAMING FACILITY MANAGEMENT CONTRACT

This THIRD AMENDMENT TO LOTTERY GAMING FACILITY MANAGEMENT CONTRACT (the “Third Amendment”), is made effective as of December 15, 2019, by and among BHCMC, LLC and BNSC (“Manager”) and the Kansas Lottery on behalf of the State of Kansas (“State” or “Lottery”).

RECITALS

WHEREAS, on or about May 28, 2008, the undersigned parties hereto executed a certain Lottery Gaming Facility Management Contract for the development, management and construction of a lottery gaming facility (the “Contract”), said Contract was assumed and adopted by BHCMC, LLC in an Agreement dated April 30, 2009, was first amended in an agreement dated December 18, 2009, and was second amended in an agreement dated October 30, 2018;

WHEREAS, pursuant to the applicable provisions of the Contract and the Kansas Expanded Lottery Act (“KELA”), the parties have engaged in extensive discussions intended to reach an agreement to amend the Contract for the remainder of its initial 15-year term;

WHEREAS, as a result of these extensive discussions and in consideration of the Lottery executing a Consent to Renewal of the Contract and a Renewal Contract, the parties hereby agree to this Amendment in accordance with the terms and conditions set forth herein; and

NOW THEREFORE, for good and valuable consideration, including the mutual covenants and promises contained herein, the receipt and sufficiently of which is hereby acknowledged, the parties agree as follows:

1.     Paragraph 29, Manager’s Maintenance Responsibilities, is amended to read as follows:

a)	Keep the Lottery Gaming Facility and all property and improvements associated with its Ancillary Lottery Gaming Facility Operations in good repair and in a reasonably safe condition;

b)

Make all necessary repairs and replacements to the Lottery Gaming Facility, including maintaining in an operational condition Manager’s portion of the central communication system as required by the Executive Director in accordance with the vendor contract for that central communication system, and all property and improvements associated with its Ancillary Lottery Gaming Facility Operations (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen);

c)

Maintain the Lottery Gaming Facility and all property and improvements associated with its Ancillary Lottery Gaming Facility Operations in first class condition, ordinary wear and tear excepted, including, without limitation, interior and exterior cleaning, painting and decorating, plumbing, carpentry and such other items that may be commercially reasonable;

d)	Manage the Lottery Gaming Facility and all of Ancillary Lottery Gaming Facility Operations in a sound, diligent, and prudent manner in accordance with this Agreement; and

e)

Manager is required to expend not less than $9,600,000.00 between the date of the Third Amendment and December 15, 2024 for expenditures related to the Lottery Gaming Enterprise. Attached hereto and marked as Exhibit A is a list of the proposed expenditures Manager agrees to make for the purpose of maintaining the Lottery Gaming Enterprise as a first class gaming facility. It is understood that the Manager, subject to the approval of the Executive Director, shall have the right to substitute related expenditures in place of the expenditures reflected on Exhibit A, for good cause shown. The requirement of this provision is a condition precedent to the commencement, validity and enforceability of the Renewal Contract for the Boot Hill Casino and Resort, as authorized in paragraph 5 of the Lottery Gaming Facility Management Contract.

2.     Paragraph 78, Lender Protections, subparagraph (a), which was added to the Contract in the Second Amendment is amended to read as follows:

a)

The Kansas Lottery acknowledges that Manager may grant a security interest in, and/or grant a mortgage encumbering, the portion of the Lottery Gaming Enterprise owned by Manager, Lottery Facility Games, and any bank accounts of Manager referenced in this Paragraph 78 but excluding the electronic payment account referenced in Paragraph 23. The parties acknowledge the State of Kansas is the owner of the Lottery Facility Games.

3.     All other provisions of the Lottery Facility Gaming Management Contract and the First Amendment shall remain unchanged and in full force and effect.

THE KANSAS LOTTERY

By:

 Stephen Durrell, Executive Director

MANAGER

BUTLER NATIONAL SERVICE CORPORATION

By:                                    _____

Clark D, Stewart, President and Chief Executive Officer

 BHCMC, LLC

By:                               ___________

Clark D. Stewart, President and Chief Executive Officer